UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2016

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a vote of Security Holders
At the Corporation's Annual Meeting of Shareholders held on April 19, 2016, the shareholders approved the matters described in the Corporation's definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2016, and set forth below. As of the record date for the Annual Meeting, holders of a total of 19,598,742 shares of the Corporation's Common Stock were entitled to vote on the matters considered at the Annual Meeting.
The following is a summary of the voting results for each matter submitted to a vote of shareholders at the Annual Meeting:

		For	Withheld	Broker Non-Votes
1.	Election of five Class II Directors each for a three-year term expiring in 2019:
	William G. Morral, CPA	10,078,569	2,595,678	2,972,937
	Glenn E. Moyer	10,164,192	2,510,055	2,972,937
	Jeffrey M. Schweitzer	10,575,185	2,099,062	2,972,937
	Michael L. Turner	10,174,087	2,500,160	2,972,937
	Margaret K. Zook	10,042,127	2,632,120	2,972,937

	Election of one Alternate Director for a one-year term expiring in 2017:
	Charles H. Zimmerman	10,123,910	2,550,337	2,972,937

		For	Against	Abstain	Broker Non-Votes
2.	Ratification of KPMG LLP as the Corporation's independent registered public accounting firm for 2016:
		15,585,240	54,487	7,457	—
3.	Advisory vote to approve the compensation of the Corporation's named executive officers as presented in the proxy statement:
		12,183,042	369,799	121,406	2,972,937

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Senior Executive Vice President, Chief Financial Officer
April 20, 2016